UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2012

First Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Mall Drive, Charleston, SC	29406
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (843) 529-5933

Not Applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2012, First Federal Bank ("First Federal"), a South Carolina-chartered commercial bank and wholly-owned subsidiary of First Financial Holdings, Inc. ("First Financial"), assumed all deposits and substantially all assets and certain other liabilities of Plantation Federal Bank ("Plantation"), a full-service community bank headquartered in Pawleys Island, South Carolina, from the Federal Deposit Insurance Corporation ("FDIC"), as receiver for Plantation (the "Transaction").

The Transaction was made pursuant to a purchase and assumption agreement, in the FDIC's customary form, entered into by First Federal and the FDIC as of April 27, 2012 (the "P&A Agreement"). The Transaction included all six branch offices of Plantation, which now operate as branches of First Federal.

Based on December 31, 2011 reported balances, Plantation had total assets of $486.4 million, including loans of $348.6 million, and total deposits of $440.5 million. The assets were acquired at a discount of $47.0 million and the deposits were acquired with no premium.

In connection with the Transaction, the FDIC made a closing payment to First Federal of approximately $46 million, subject to customary post-closing adjustments based upon the final closing date balance sheet for Plantation.

The P&A Agreement includes a customary loss sharing arrangement with the FDIC covering approximately $220 million of Plantation's assets. First Federal will share in the losses on the asset pools (including commercial loans and foreclosed assets) covered under the loss sharing arrangement, but the FDIC is obligated to reimburse First Federal for 80% of all eligible losses with respect to covered assets, beginning with the first dollar of loss incurred through $55 million in losses. First Federal absorbs losses greater than $55 million up to $65 million. The FDIC will reimburse First Federal for 60% of all eligible losses in excess of $65 million. First Federal has a corresponding obligation to reimburse the FDIC according to the same arrangement for eligible recoveries with respect to covered assets. After the 5th anniversary of the Transaction (or earlier in certain circumstances), the FDIC has a right to recover a portion of its shared-loss reimbursements if losses on the covered assets are less than currently anticipated, as measured by a formula set forth in the P&A Agreement. The P&A Agreement generally provides for additional recovery sharing for an additional three years.

The FDIC has certain rights to withhold loss sharing payments if First Federal does not perform its obligations under the loss sharing agreements in accordance with their terms and to withdraw the loss share protection if certain significant transactions are effected without FDIC consent, some of which may be beyond First Financial's control, including certain business combination transactions and sales of shares by First Financial's shareholders that would result in a change in control under the Change in Bank Control Act.

Under the P&A Agreement, First Federal has options, exercisable for various defined periods, to acquire at fair market value any bank premises that were owned by, or assume any leases relating to bank premises leased by, Plantation and to assume or reject service provider contracts. First Federal is currently reviewing Plantation's bank premises and related leases and other contracts.

The foregoing summary of the P&A Agreement (including the associated loss sharing agreements) is not complete and is qualified in its entirety by reference to the full text of the P&A Agreement, a copy of which will be filed with First Financial's Form 10-Q for the period ended March 31, 2012, which will be filed on or before May 10, 2012.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure.

On April 27, 2012, First Financial issued a press release announcing that First Federal assumed the deposits and purchased substantially all the assets and certain other liabilities of Plantation. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as "believes," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook," or similar expressions or future conditional verbs such as "may," "will," "should," "would," or "could" constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding First Financial's future financial and operating results, plans, objectives, expectations and intentions involve risks and uncertainties, many of which are beyond First Financial's control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially from those anticipated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the general business environment, general economic conditions nationally and in the States of North and South Carolina; interest rates; the North and South Carolina real estate markets; the demand for mortgage loans; the credit risk of lending activities, including changes in the level and trend of delinquent and nonperforming loans and charge-offs; changes in First Federal's allowance for loan losses and provision for loan losses that may be affected by deterioration in the housing and real estate markets; results of examinations by banking regulators, including the possibility that any such regulatory authority may, among other things, require First Federal to increase its allowance for loan losses, writedown assets, change First Federal's regulatory capital position or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; First Financial's ability to control operating costs and expenses; First Financial's ability to successfully integrate any assets, liabilities, customers, systems, and management personnel acquired or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; competitive conditions between banks and non-bank financial services providers; and regulatory changes including the Dodd-Frank Wall Street Reform and Consumer Protection Act. Other risks are also detailed in First Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect First Financial's results of operations, financial position, and cash flows. There can be no assurance that future results will meet expectations. While First Financial believes that the forward-looking statements in this release are reasonable, the reader should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. First Financial does not undertake, and expressly disclaims any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, they will be filed in an amendment to this Report.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this Report.

(d) Exhibits

Exhibit 99.1 Press release, dated April 27, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Holdings, Inc.
Date: April 30, 2012	/s/ BLAISE B. BETTENDORF Blaise B. Bettendorf Executive Vice President and Chief Financial Officer

Exhibit No.	Description

Exhibit 99.1	Press release, dated April 27, 2012